Exhibit 99.1

For Immediate Release	CONTACTS:	Paul Marciano
Co-Chairman-CEO
(213) 765-3509

Carlos Alberini
President &
Chief Operating Officer
(213) 765-3582

GUESS?, INC.

ANNOUNCES ORGANIZATIONAL CHANGES AND GLOBAL

STRUCTURE REALIGNMENT

LOS ANGELES, CA, February 8, 2006 - Guess?, Inc. (NYSE:GES) today announced several organizational changes.

FREDERICK G. SILNY, Senior Vice President and Chief Financial Officer, who will be leaving the Company to pursue other opportunities, will remain as CFO until May 9, 2006.  Then Carlos Alberini will assume the responsibilities of this position until it is filled.

Paul Marciano, Co-Chairman-CEO, commented, “In the past five years, Fred has contributed tremendously to the growth and expansion of Guess and overall is a great partner to the executive team of Guess.  We will miss him a lot and my brother, Maurice Marciano, and I wish him our very best.”

The Company also announced new appointments and promotions:

•                  STEPHEN PEARSON joined Guess?, Inc. in the capacity of Executive Vice President, Chief Supply Chain Officer, a newly created position, responsible for worldwide production, preproduction, technical services, quality control, sourcing and logistics.  Prior to joining Guess?, Inc., Mr. Pearson was Executive Vice President, Merchandising, Design, Development and Supply Chain for the J. Jill Group, since 2003.  He previously spent over twenty years with the Gap Stores, Inc. in various capacities in stores, merchandising and production areas and three years with Freeborders, as Executive Vice President, Business Development, helping companies with overall product strategy and systems implementations.

•                  LAURENT MARCHAL has agreed to join the Company as President of Guess Canada.  This is also a new position.  Mr. Marchal spent the last five years with Zara Canada as its Managing Director with full country performance accountability.  Prior to Zara, Mr. Marchal was Executive Vice President and then President and Chief Executive Officer with Sodexo Canada.  Mr. Marchal previously spent several years with Arc International and Banque Nationale de Paris and Credit Lyonnais in Canada.

Stephen Pearson and Laurent Marchal will report directly to Carlos Alberini.

•                  HARRIET SUSTARSIC has been promoted to Senior Vice President, General Merchandise Manager, Retail Division.  Ms. Sustarsic joined Guess in 2004.  Before that, she was President and Chief Merchandising Officer with Charlotte Russe Holdings, Inc., where she spent ten years.

•                  WENDY KLARIK, who joined Guess?, Inc. in 2003, has been promoted to Senior Vice President, General Merchandise Manager, Factory Division.  Previously, she was Vice President, Merchandising at the Warner Brothers Organization and before that, spent several years in Robinson and Bullock Department Stores.

The above two positions report directly to Paul Marciano.

ON THE INTERNATIONAL FRONT:

•                  Guess?, Inc. announced the promotion of GIULIANO SARTORI to Vice President, International Licensing Business Development.    Mr. Sartori will relocate to the Guess Europe headquarters in Florence, Italy.  He joined Guess in 2004.  He previously was Vice President, Retail and Licensing for Max Studio and also spent ten years with the Benetton Group.

•                  STEPHANE LABELLE has been named Senior Vice President, Licensing Products for Guess Europe.  He has been with Guess Europe for nine years and is located at the Guess Europe showroom in Milan, Italy.   Previously, he was the head of Zara France for eight years.

•                  TERENCE TSANG, Senior Vice President, Corporate Business Development, has been appointed to lead Guess business development of the Asia region and India, effective March 1, 2006.  He will be based in Hong Kong.  Mr. Tsang spent seven years with Guess in various executive capacities between 1992 and 1999 and rejoined Guess in July, 2005. He previously was Executive Vice President, Chief Financial Officer of Ashworth, Inc.

The above positions report directly to Paul Marciano.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products.  At January 28, 2006, the Company owned and operated 311 retail stores in the United States and Canada.  The Company also distributes its products through better department and specialty stores around the world.  For more information about the Company, please visit www.guess.com.